INFORMATION BULLETIN


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Summary of CEMEX'S Stock Option
Exchange Program


CEMEX'S SUCCESS. You work hard to help CEMEX succeed. Through the Long-Term Variable Compensation Plan, CEMEX rewards you for your contributions to the company's success. Since 1995, ESOPs have been a key part of your total compensation.

Now, CEMEX is evolving to a new program and offers you the opportunity to modify the profile of your options.

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Notice to U.S. Residents                              Exchange Program

This exchange offer is made for the                   During the past three years, use of Restricted Stock has increased
securities of a foreign company. The offer is         at global companies in the U.S.A. such as Coca-Cola, GE, IBM,
subject to disclosure requirements of a               Microsoft, and many others.
foreign country that are different from those
of the United States.

It may be difficult for you to enforce your           The exchange:
rights and any claim you may have arising
under the U.S. federal securities laws, since         CEMEX is offering to exchange your current ESOPs for new ones.
the issuer is located in a foreign country,
and some or all of its officers and directors         You can decide to exchange all (100%) or a portion (70% or 30% or
may be residents of a foreign country. You            0%) of your current ESOPs for new ones at a given exchange ratio.
may not be able to sue a foreign company or
its officers or directors in a foreign court          The new ESOPs:
for violations of the U.S. securities laws.
It may be difficult to compel a foreign                   o   Will pay US$0.10 per new ESOP per annum growing  annually
company and its affiliates to subject                         at 10% until maturity or exercise.
themselves to a U.S. court's judgment.
                                                          o   Will have a strike  price of US$ 5.05 growing at the same
You should be aware that the issuer may                       rate (7%) than the current programs.
purchase securities otherwise than under the
exchange offer, such as in open market or                 o   The new options will have a life of 8.4 years.
privately negotiated purchases.
                                                          o   When exercised, your gain will be invested in restricted
                                                              CPOs at a 20% discount to market.

                                                          o   Will be automatically exercised when the CPO price reaches
                                                              US $7.50.

                                                      Can be exercised by the executive below $7.50, receiving the appreciation (difference in CPO price on exercise date and strike price as of that date) in restricted CPOs instead of cash.

Exchange Your Current Stock Options

Between January 30 and February 13, 2004,
CEMEX is offering current ESOP participants a new plan.

You will have the opportunity to exchange your current options for new options that provide you with a growing annual payment and offer you restricted stock at a discount upon exercise.

This program is voluntary, and it is a
one-time only offer.
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Why Participate?                                           CPOs' restriction:

Participating in the Option Exchange Program               Restricted CPOs are CEMEX CPOs that are held in a trust on your
offers some key benefits:                                  behalf. You own them but you cannot sell or  transfer  them until the restriction expires, that is, when they become vested.
Provides you an annual stream of cash during the
life of the option until exercise.                         Restricted CPOs exchanged in 2004 will vest at 1.67% every month from the day you receive them. Totally vested in 5 years.
You continue to participate in CEMEX's growth.
                                                           Restricted CPOs exchanged in 2005 will vest at 2.08% every month
Reduces portfolio volatility.                              from the day you receive them. Totally vested in 4 years.

Value of vested and non-vested ESOPs will be               Restricted CPOs exchanged in 2006 will vest at 2.78% every month
considered equal for exchange purposes.                    from the day you receive them. Totally vested in 3 years.

All your new ESOPs will become vested
immediately.                                               Restricted CPOs exchanged in or after 2007 will vest at 4.17%
                                                           every month from the day you receive them. Totally vested in
                                                           2 years.

                                                           In case of death, ESOPs will be automatically exchanged into unrestricted CPOs at a ratio of one CPO for every three
                                                           ESOPs.

                                                           CPOs will become unrestricted for people 60 years old or
                                                           older who are participating in CEMEX's retirement programs.


                                                           Participation is Voluntary

                                                           You are not obligated to take part in this exchange program.
                                                           If you choose not to participate, your options will remain unchanged.

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It's Your Decision                                         How the Exchange Program Works

Between January 30 and February 13, 2004,                  You will have access to a Lotus Notes tool that will provide
CEMEX is offering current ESOP participants a              you with:
new plan. Each plan has a different exchange
ratio, as shown in the chart below:                            o   A summary of your current ESOPs

 One Current ESOP ...    ...Can be exchanged for               o   The exchange conversion ratio for each of your options
                            this many New ESOPs
                                                               o   A tool to simulate different scenarios
 ESOP NOV 01                 1.049
                                                               o   The forms you will have to sign in order to participate
 ESOP DEC 01                 1.046

 VESOP ABR 02                0.938                         To participate in the Exchange Program, you must exchange:

 VESOP MAY 02                0.976                             o   All of your current options or

 ESOP JUN 02                 0.946                             o   70% of your current options or

 ESOP DEC 02                 1.177                             o   30% of your current options

 ESOP JUN 03                 1.239                         The portion you are exchanging will be taken pro-rata from each plan in your portfolio.
 ESOP DEC 03                 1.114


This is a limited-time opportunity. Read the information in this bulletin to help you decide if exchanging your options is right for you.

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Questions

If you have any questions about the Restricted Stock Exchange Program, please contact your regional or local Human
Resources area, or the following executives:

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        Person                         Area                        Telephone                      CEMEX.net/email
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
Alberto Madero                       Human Resources        52 (81) 8888 4164                     8052 3 4164
Alejandro Lopez                      Human Resources        52 (81) 8888 4185                     8052 3 4185
Gerardo A. Guerra                    Finance                52 (81) 8888 4154                     8052 3 4154
Carlos PerezSandi                    Finance                52 (81) 8888 4241                     8052 3 4241
Edgar Rodriguez Ramirez              Human Resources        52 (81) 8888 4264                     8052 3 4264
Ernesto Sanchez(for tax info)        KPMG                   Miami, FL, USA:(305) 913 2764         us-cemex@kpmg.com

Please do not discuss your questions with anyone inside or outside CEMEX except designated contacts listed in the table above

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                                                                                                    INFORMATION BULLETIN

Important Factors to Consider As you consider the opportunity to take part in the Exchange Program, it is important for you to understand the implications of your participation. The chart below provides a number of factors to consider.

                          If you remain in the current ESOP               If you participate in the Exchange Program

Taxes                 Mexican residents:                                  Mexican residents:

                                                                          Exchanging your current stock options for new
                      Historically, earnings on stock options-- known     options will not generate additional tax payments.
                      as "capital gains"-- are not subject to tax in
                      Mexico.                                             The US$0.10 growing annual payment will be paid
                                                                          net of taxes.
                      Residents of countries other than Mexico:

                      Your gains are generally subject to tax in your     Exercise of the new options and disposal of
                      country; contact KPMG for more information.         restricted shares (once restrictions lapse) should
                                                                          be treated as "capital gains" and will not be
                                                                          subject to tax in Mexico assuming the current
                                                                          fiscal law remains unchanged.

                                                                          KPMG will assist you to review your specific
                                                                          case, and will assist you to report the
                                                                          exchange in your tax return. For more
                                                                          information about taxation, call the KPMG
                                                                          representative listed on information.

                                                                          Residents of countries other than Mexico:
                                                                          Exchanging your current stock options for new
                                                                          options will not generate additional tax
                                                                          payments.

                                                                          The US$0.10 growing annual payment will be
                                                                          paid net of taxes.

                                                                          In general, exercise of the new options and
                                                                          disposal of restricted shares (once
                                                                          restrictions lapse) are subject to tax in your
                                                                          country. Please note that timing differences
                                                                          between the moment your taxes are due and the
                                                                          moment you receive the cash proceeds of your
                                                                          new options will take place. If requested by
                                                                          you, CEMEX could assist with a loan that will
                                                                          be due when you receive your cash proceeds.

                                                                          For more information about taxation, call the
                                                                          KPMG representative listed on information.

Vesting               The more recent plans are not yet vested            All your new ESOPs will be immediately vested.
                                                                          Restricted CPOs will be vested in two to five
                                                                          years, according to the schedule shown on this
                                                                          bulletin.

Remaining Term        Between seven and ten years                         8.4 years.

Potential             If during the life time the CEMEX CPO price         Your new options provide you with an annual stream
Gain /Loss            is lower than the exercise price, you do not        of cash regardless of the CPO price. Upon exercise
                      obtain gains; however, if the CPO price increases   appreciation will be invested in Restricted CPOs
                      significantly, gains may be larger and in cash.     at a 20% discount.

                                                                          Total apreciation will be limited by the
                                                                          maximum CPO price of US$7.50.

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Q&A

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Questions and Answers


Overview of Changes

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1. What is changing?                                     2. Why is CEMEX making these changes?

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CEMEX is changing the current Long Term variable         CEMEX is evolving to a new compensation program in order to
compensation plan effective June, 2004, and              better align executive interests with those of our shareholders.
it is offering an Exchange Program between
January 30 and February 13, 2004.
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                                                                                                                     Q&A

New Exchange Program

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1. What is the New Exchange Program?                     5. Why should I participate?

The New Option Exchange Program offers you the
opportunity to exchange your current options for              o   Provides you a growing annual stream of cash during the
new options.                                                      life of the option until exercise.

2. How is the new compensation program changing?              o   You continue to participate in CEMEX's growth.

Starting June 2004, CEMEX will provide CPOs                   o   Reduces portfolio volatility.
instead of options as long-term variable
compensation.                                                 o   Value of vested and non-vested ESOPs will be considered
                                                                  equal for exchange purposes.
3. Do I have to participate in the Exchange
Program?                                                      o   All your new ESOPs will become vested.

No, your participation is voluntary.                     6. What do I have to do if I want to participate in the Program?

4. How does the Exchange Program work?

You complete the exchange authorization form that        You have to complete the authorization form that you will
authorizes CEMEX to exchange all or a portion of         receive in your e-mail by February 13, 2004. Make sure
your current options for new ones. Upon exercise         that you receive your confirmation notice by Lotus Notes after
of your new options you will receive Restricted          you submit your response.
CPOs, which will be deposited in a trust until
the restriction ends, when you can sell or
transfer them.
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7. Will the new program recognize dividends in the       12. Can I exchange only
some of my options? same way that the ESOP does?
                                                         Yes you can exchange 100%, 70%, 30% or 0% of your current options.
Yes.

8. Is the new program as good as the current             13. What if I do not complete the authorization form?
program?
                                                         If you do not sign and submit the authorization form and receive
It depends. For a risk-averse person the new             your confirmation notice via Lotus Notes by February  13, 2004,
program provides downside  protection via a growing      CEMEX will assume that you do not want to participate. Your
annual stream of cash. A more aggressive  executive      current stock options will remain unchanged.
with a very  positive view on CEMEX's share price
will be better off with the current program. A mix       14. When do I have to make a decision?
of options is also possible according to your risk
profile.                                                 You have the opportunity to elect to participate in the Exchange
                                                         Program only from January 30 to February 13, 2004.

9. How would devaluation affect the plan?
                                                         15. Will I have another opportunity to participate in the Exchange
Devaluation will make more difficult for the CPO         Program?
price to reach the required US $7.50 that triggers
the mandatory exchange.                                  No. This is a one-time only offer to current participants.

10. What can I do with my Restricted Stocks?             16. What happens if I do not participate in the Exchange Program?

You will receive dividends either in cash or             If you choose not to participate, your options will remain in the
unrestricted CPOs. Once they are not restricted          current plan and will be subject to the provisions that govern you
can sell or transfer them at will.                       that plan.

11. How do you calculate the number of new options for the exchange?

Taking into account the theoretical value of each ESOP program to offer a similar value to the executive.

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                                                                                                                     Q&A

General Questions

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1. What is an ESOP?                                      3. What does vesting mean?

The Employee Stock Option Plan, or ESOP, is one          In this case, vesting refers to the time it takes to be able to
way for you to share in the success of the               sell or transfer your stocks.
company. An ESOP gives you the right to purchase
shares of CEMEX stock (CPOs) in the future at a          4. Will I be taxed on any gains?
predetermined price, called your exercise price.
When you exercise your options, you may                  The tax laws of your country of residence apply. For more
immediately sell your shares and take any gain in        information, call the KPMG representative listed in your
cash, or keep your shares of CEMEX stock  to             information bulletin.
achieve even greater gains in the future if the
stock price rises.

2. What is a Restricted Stock?

The Restricted Stock is common stock, but the person entitled is not able to sell the stock until vested.

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                                                                                                                     Q&A

For More Information

Whom can I contact if I have other questions?


If you have questions about the Restricted Stock Exchange Program, please contact:

o        Your country's regional or local Human            o        Carlos PerezSandi,
         Resources area                                             CEMEX Finance:
                                                                    52(83) 8888 4241, cemex.net: 8052 3 4241
o        Alberto Madero,
         CEMEX Human Resources                             o        Edgar Rodriguez Ramirez,
         52(83) 8888 4164, cemex.net: 8052 3 4164                   CEMEX Human Resources:
                                                                    52 (83) 8888 4264, cemex.net: 8052 3 4264
o        Alejandro Lopez,
         CEMEX Human Resources:                            o        Ernesto Sanchez,
         52(83) 8888 4185, cemex.net: 8052 3 4185                   KPMG (for tax information),
                                                                    Miami, FL, USA:
o        Gerardo A. Guerra F,                                       (305) 913-27-64 or us-cemex@kpmg.com
         CEMEX Finance:
         52(83) 8888 4154, cemex.net: 8052 3 4154


Please do not discuss your questions with anyone inside or outside CEMEX except these designated contacts.

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